                                  MADE2MANAGE, INC.
                                  STOCK OPTION PLAN

    As adopted on August 16, 1990 and amended as of November 21, 1997.

    1. PURPOSE OF THE PLAN. The Made2Manage, Inc. Stock Option Plan is intended to promote the growth of the Company by attracting and motivating key employees, directors, consultants, independent contractors, vendors, suppliers, and other persons whose efforts are deemed worthy of encouragement through the incentive effects of stock options.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

    (a) "BOARD" shall mean the Committee, if one has been appointed, or, if no Committee has been appointed, the Board of Directors of the Company.

    (b) "CODE" shall mean the Internal Revenue Code, the rules and regulations promulgated thereunder, and the interpretations thereof, all from time to time in effect.

    (c) "COMMITTEE" shall mean the Committee, if any, appointed by the Board of Directors in accordance with Section 3(a) and consisting solely of two or more Non-Employee Directors.

    (d)  "COMMON STOCK" shall mean the Common Stock of the Company.

    (e)  "COMPANY" shall mean Made2Manage, Inc., an Indiana corporation.

    (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services.

    (g) "CONTINUOUS STATUS" shall mean the absence of any interruption or termination of service as an Employee, Consultant, or other person providing services on a regular basis to the Company or its Parent or any Subsidiary. Continuous Status shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is provided or guaranteed by contract or statute.

    (h)  "DIRECTOR" shall mean any person serving on the Board of Directors.

    (i) "EMPLOYEE" shall mean any person, including Officers and Directors, employed by the Company or its Parent or any Subsidiary. The payment or a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

    (j) "FAIR MARKET VALUE" shall mean the average of the closing bid and asked prices of a share of Common Stock, as reported by The Wall Street Journal (or, if not reported, as otherwise quoted by the National Association of Securities Dealers through NASDAQ), on the date of the grant the Option, or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the closing price on such System or such exchange on the date of the grant of the option, as reported in The Wall Street Journal. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on the date of the grant of the option shall be determined, in good faith, by the Board or the Committee and such determination shall be conclusive for all purposes. The Board or Committee shall take into account such factors affecting value as it, in its sole and absolute discretion, may deem relevant.

    (k) "NON-EMPLOYEE DIRECTOR" shall mean any Director of the Company who is not an Employee of the Company or its Parent or any Subsidiary.

    (l) "OFFICER" shall mean any person, which may include directors, employed by the Company or its Parent or any Subsidiary who has been elected an officer by the respective board of directors.

    (m)  "OPTION" shall mean stock options issued pursuant to the Plan.
Options may be either "INCENTIVE OPTIONS," which are defined as Options intended to meet the requirements of Section 422 of the Code, or "NONQUALIFIED OPTIONS," which are defined as options not intended to meet such requirements of the Code.

    (n) "OPTION AGREEMENT" shall mean the written agreement setting forth the terms and conditions of an option.

    (o)  "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

    (p)  "OPTIONEE" shall mean a person who receives an Option.

    (q) "PARENT" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (r)  "PARTICIPANT" shall mean a person to whom an Option has been granted.

    (s)  "PLAN" shall mean this Made2Manage, Inc. Stock Option Plan (1990).

    (t) "SHARE" shall mean a share of Common Stock, as may be adjusted in accordance with Section 6 below.

    (u) "SUBSIDIARY" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.   ADMINISTRATION OF THE PLAN.

    (a) BY THE BOARD OF DIRECTORS OR BY THE COMMITTEE. The Plan shall be administered by the Board of Directors or, if appointed, by a Committee. The Board and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Plan, or in order that any Option that is intended to be an Incentive Option will be classified as an incentive stock option under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted committee is not appointed and serving.

    (b) ACTIONS OF THE BOARD AND THE COMMITTEE. All actions taken and all interpretations and determinations made by the Board or by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Board or the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board or the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

    (c) POWERS OF THE BOARD AND THE COMMITTEE. Subject to the provisions of the Plan, the Board and, if appointed, the Committee shall have the authority,
in their discretion:   (i) to determine, upon review of the relevant
information, the Fair Market Value of the Common Stock; (ii) to determine the persons to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares to be represented by each Option, and the exercise price per share; (iii) to interpret the Plan; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; (v) to determine whether an option granted shall be an Incentive Option or a Nonqualified Option and to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend each option, including reductions in the exercise price thereof; (vi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;
(vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

    4.   ELIGIBILITY AND PARTICIPATION.

    (a) ELIGIBILITY. Grants of Options may be made to any Employee or Consultant

(which may include officers and/or Directors) of the Company or of its Parent or Subsidiary, any Non-Employee Director (according to the terms provided in Section 4(c)), or any independent contractor, vendor, supplier, or any other person providing services to the Company or a Parent or Subsidiary whose efforts are deemed worthy of encouragement by the Board; provided, however, an Incentive Option may only be granted to an Employee.

    (b) PARTICIPATION BY DIRECTOR. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an option to himself, but any such member may be counted in determining the existence of a forum at any meeting of the Board and may be counted as part of an action by unanimous written consent during or with respect to which action is taken to grant Options to him.

    (c)  FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS.

    (i)  INITIAL GRANTS AND ANNUAL GRANTS FOR NON-EMPLOYEE DIRECTORS ENTITLED
TO INITIAL GRANTS. If an individual first becomes a Non-Employee Director after November 21, 1997, he or she shall automatically be granted an option to purchase 20,000 shares of Common Stock. Such grant shall be effective as of the date on which the individual becomes a Non-Employee Director, and the option shall become exercisable (i) with respect to 1/4 of the shares subject to the option on the first anniversary of the effective date of the grant and (ii) with respect to 1/48th of the shares initially subject to the option on the same day of the month as the first anniversary in each of the 36 consecutive months immediately following the month in which such anniversary occurs. Each Non-Employee Director entitled to an initial grant pursuant to this paragraph shall also automatically be granted an option to purchase 5,000 shares of Common Stock, effective as of the first anniversary of the date on which he or she first becomes a Non-Employee Director, and the option shall become exercisable
(i) with respect to 1/4 of the shares initially subject to the option on the first anniversary of the effective date of such grant and (ii) with respect to 1/48th of the shares subject to the option on the same day of the month as the first anniversary in each of the 36 consecutive months immediately following the month in which such anniversary occurs.

    (ii) OTHER ANNUAL GRANTS. Each Non-Employee Director not entitled to a grant to purchase 20,000 pursuant to the preceding paragraph shall automatically be granted an option to purchase 5,000 shares of Common Stock on the first anniversary of the most recent grant of options to directors before November 21, 1997, and an option to purchase an additional 5,000 shares of Common Stock on each anniversary of such date. Options granted pursuant to this subparagraph
(ii) shall become exercisable with respect to 1/4 of the shares granted pursuant to the option on the first anniversary of the effective date of the grant and with respect to 1/48th of the shares initially subject to the option on the same day of the month as the first anniversary in each of the 36 consecutive months immediately following the month in which such anniversary occurs.

    (iii) ELIGIBILITY FOR GRANTS. A Non-Employee Director shall be eligible for a grant pursuant to this Section 4(c) only if he or she is a Non-Employee Director on the effective date of the grant.

    (iv) TERMINATION OF OPTION. Options granted pursuant to this Section 4(c) shall terminate on the earliest of (i) ten years after the effective date of the grant, (ii) thirty (30) days after the Non-Employee Director's cessation of Continuous Status, or (iii) such earlier date as required by another provision of this Plan.

    (v) OPTION PRICE. The option price for each share of Common Stock granted to a Non-Employee Director pursuant to this Section 4(c) shall be its Fair Market Value on the effective date of the grant.

    5.   EXERCISE PRICE CONSIDERATION AND FORM OF OPTION AGREEMENT.

    (a) EXERCISE PRICE. The exercise price of any Incentive Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option. The exercise price of a Nonqualified Option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of the grant of the option. If an Incentive Option is granted to an Optionee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or any Subsidiary, the exercise price of such Incentive Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Company's Common Stock on the date of the grant of such option.

    (b) CONSIDERATION. The exercise price shall be paid in full, at the time of exercise of the Option, by personal or bank cashier's check or in such other form of lawful consideration as the Board of Directors or the Committee may approve from time to time, including, without limitation, the transfer of outstanding shares of Common Stock or the withholding of Optioned Stock as provided in Section 7(c) or the Optionee's promissory note in form satisfactory to the Company and bearing interest at a rate of not less than 6% per annum.

    (c) FORM OF OPTION AGREEMENT. Each option shall be evidenced by an option Agreement specifying the number of shares which may be purchased upon exercise of the option and containing such terms and provisions as the Board or the Committee may determine, subject to the provisions of the Plan.

    6.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    (a) NUMBER. The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall be 1,800,000, subject to adjustment as provided herein. To the extent any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable, the shares subject to such Option shall thereafter be available for future grants under the Plan.

    (b) CAPITAL CHANGES. Except as hereinafter provided, no adjustment shall be made in the number of shares of Common stock issued to a Participant, or in any other rights of the Participant upon exercise of an Option, by reason of any dividend, distribution, or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Option. In the event any change is made to the shares of Common Stock (whether by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Options, and in the exercise price of such shares; and (ii) the aggregate number of shares which may be made subject to Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

    7.   EXERCISE OF STOCK OPTIONS.

    (a) TIME OF EXERCISE. Subject to the provisions of the Plan, including without limitation Section 7(d) and Section 8, the Board or the Committee, in its discretion, shall determine the time when an Option, or a portion of an Option, shall become exercisable, and the time when an Option, or a portion of an option, shall expire; provided, however, that (i) an Incentive Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted; and (ii) any Incentive Option granted to any person who owns shared possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or of its Parent or a Subsidiary shall have a term not to exceed five (5) years. Such time or times shall be set forth in the Option Agreement evidencing such Option.

    (b) NOTICE OF EXERCISE. An Optionee electing to exercise an Option shall give written notice to the Company, as specified by the Option Agreement, of his/her election to purchase a specified number of shares, such notice shall be accompanied by the instrument evidencing such Option and any other documents required by the Company, and shall tender the exercise price of the shares he/she has elected to purchase. If the notice of election to exercise is given by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver shares pursuant to such exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the Option.

    (c) EXCHANGE OF OUTSTANDING STOCK OR OPTIONED STOCK. As part or full payment for the exercise of an Option, the Board, in its sole discretion, may permit an Optionee (i) to surrender to the Company shares of Common Stock previously acquired by the Optionee at least six (6) months prior to such surrender or (ii) to authorize the Corporation to withhold Optioned Stock. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise of the option.

    (d) TERMINATION OF CONTINUOUS STATUS BEFORE EXERCISE. If a Participant's Continuous Status with the Company or its Parent or any Subsidiary shall cease for any reason (other than the Participant's death, retirement, or disability as provided below), any Option then held by the Participant or his/her estate, to the extent then exercisable, shall remain exercisable after such cessation of the Continuous Status for a period of thirty (30) days commencing upon the date of such cessation (or such longer period as the Board may allow, either in the form of Option Agreement or by Board action). If the Option is not exercised during this period it shall be deemed to have been forfeited and be of no further force or effect. Notwithstanding the exercise period hereinabove described, if the holder of an option (i) is terminated for "cause" (as hereinafter defined) or (ii) is terminated due to his expropriation of Company property (including trade secrets or other proprietary rights), the Board shall have the authority, by notice to the holder of an Option, to immediately terminate such Option, effective on the date of termination, and such Option shall no longer be exercisable to any extent whatsoever. As used herein, "cause" shall mean that the holder of an Option has willfully and intentionally engaged in material misconduct, gross neglect of duties or grossly negligent failure to act which materially and adversely affects the business or affairs of the Company, or has committed any act of fraud or any act not approved by the Board involving any material conflict of interest or self-dealing adverse to the Company, or has been convicted of a felony or any offense involving moral turpitude, or has unreasonably failed to comply with any reasonable direction from the Board or its Chairman with respect to a major policy decision affecting the Company, issued pursuant to its authority under the By-Laws of the company, which direction is approved by a majority of the Board.

    (e) DEATH. If a Participant dies at a time when he is entitled to exercise an Option, then at any time or times within twelve (12) months after his/her death (or such further period as the Board may allow) such option may be exercised, as to all or any of the shares which the Participant was entitled to purchase immediately prior to his/her death by his/her executor or administrator or the person(s) to whom the Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Option will expire at the end of such period. In no event, however, may any Option be exercised after the expiration of the term.

    (f) RETIREMENT AND DISABILITY. If a Participant retires from service at age 65 or older or retires at less than age 63 with the consent of the Board of Directors or becomes disabled (within the meaning of Section 105(d) (4) of the Code) at a time when he is entitled to exercise an Option, then, at any time or times within thirty (30) days of the date of such retirement or within twelve
(12) months of the date of such disability, he may exercise much Option as to all or any of the shares which he was entitled to purchase under such Option immediately prior to such retirement or disability. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of its term.

    (g) DISPOSITION OF TERMINATED STOCK OPTIONS. Any shares of Common Stock subject to Options which have been terminated as provided above shall not thereafter be eligible for purchase by the Participant but shall again be available for grant by the Board to other Participants.

    8. SPECIAL PROVISIONS RELATING TO INCENTIVE OPTIONS. The Company shall not grant Incentive Options under the Plan to any Optionee to the extent that the aggregate Fair Market Value of the Common Stock Covered by such Incentive Options which are exercisable for the first time during any calendar year, when combined with the aggregate Fair Market Value of all stock covered by Incentive Options granted to such optionee after December 31, 1986 by the Company, its Parent or a Subsidiary thereof which are exercisable for the first time during the same calendar year, exceeds $100,000. Incentive Options shall be granted only to persons who, on the date of grant, are Employees of the Company or its Parent or Subsidiary.

    9. NO CONTRACT OF EMPLOYMENT. Unless otherwise expressed in a writing signed by an authorized officer of the Company, all Employees of the Company are for an unspecified period of time and are considered to be "at-will employees." Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company, its Parent or any Subsidiary, nor shall it limit or restrict in any way the right of the Company, its Parent or any such Subsidiary to discharge the Participant at any time for any reason whatsoever, with or without cause.

    10. NO RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to an option.

    11. NONTRANSFERABILITY OF OPTIONS; DEATH OF PARTICIPANT. No option acquired by a Participant under the Plan shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and such Options are exercisable, during his lifetime, only by Optionee. Subject to
Section 7(e), in the event of Optionee's death, the Option may be exercised by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor(s) in interest determined under the Participant's will or under the applicable laws of descent and distribution.

    12.  LIQUIDATION OR MERGER OF THE COMPANY.

    (a) LIQUIDATION. In the event of a proposed dissolution or liquidation of the Company, the Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option, as to all or any part of the Shares covered by an Option, including Shares as to which the option would not otherwise be exercisable.

    (b) SALE OF ASSETS MERGER OR CONSOLIDATION. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in a transaction in which the Company does not survive, all Options shall vest immediately and may be fully exercised without regard to the normal vesting schedules of the Options; provided, however, that if the Board determines, after giving due consideration to the effects of any such sale, merger, or consolidation on the Employees of the Company, that such immediate vesting is not in the best interests of the Company, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the Option becomes fully exercisable immediately, the Board shall notify the Optionee that the option shall be fully exercisable for a period of not less than ten (10) nor more than sixty (60) days from the date of such notice and, if such Option shall not be exercised, the Option shall terminate upon the expiration of such period and be of no further force or effect.

    13. AMENDMENTS; DISCONTINUANCE OF PLAN. The Board may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable for any reason, including satisfying the requirements of any law or regulation or any change thereof; provided, however, that no such action shall adversely affect the rights and obligations with respect to Options at any time outstanding under the Plan; and provided further, that no such action shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock that may be made subject to options (unless necessary to effect the adjustments required by Section 6(b)), (b) change the formula for determining the exercise price or the maximum term of Options that may be granted under the Plan or (c) materially lessen the requirements as to eligibility for participation in the Plan. No such amendment shall materially adversely affect the rights of any Participant under any Option previously granted without such Participant's prior consent.

    14. REGISTRATION OF OPTIONED SHARES. The Options shall not be exercisable unless the purchase of such Optioned Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such Optioned Shares would be exempt from the registration requirements of the Securities Act of 1933, as amended.

    15.  WITHHOLDING TAXES; SATISFIED BY WITHHOLDING OPTIONED SHARES.

    (a) GENERAL. The Company, its Parent, or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, its Parent, or any Subsidiary is required by law or regulation of any governmental authority, whether Federal, state, or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, requiring the Optionee to pay such tax at the time of exercise or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or, at the Company's sole discretion, canceling any portion of such issuance of Common Stock in any amount sufficient to reimburse itself for the amount it is required to so withhold.

    (b) SATISFYING TAXES BY WITHHOLDING OPTIONED SHARES. Option Agreements under the Plan may, at the discretion of the Board, contain a provision to the effect that all Federal and state taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Option Shares which, valued at Fair Market Value on the date or exercise, would be equal to the total withholding obligation of the Optionee for the exercise of such Option; provided, however, that if the Company is a public reporting corporation, no person who is an "officer" of the Company as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934 may elect to satisfy the withholding of Federal and state taxes upon the exercise of an Option by the withholding of Optioned Shares unless such election is made either (i) at least six months prior to the date that the exercise of the Option becomes a taxable event or (ii) during any of the periods beginning on the third business day following the date on which the Company issues a news release containing the operating results of a fiscal quarter or fiscal year and ending on the twelfth business day following such date. Such election shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery, or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all Option exercises which occur during the twelve-month period following election.

    16. EFFECTIVE DATE AND TERM OF PLAN. The Plan is effective as of the date of adoption by the Board and Options may be granted at any time on or after such date; provided, however, that the Plan shall terminate if the stockholders of the Company do not approve and adopt it within twelve (12) months of such date. No Options shall be granted subsequent to ten years after the effective date of the Plan; however, Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan until exercised or terminated in accordance with the Plan or the respective Option Agreements.